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                                 EXHIBIT 99E
                          CERTIFICATE OF DESIGNATION

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                           CERTIFICATE OF DESIGNATION


         Of the 10,000,000 shares of Preferred Stock authorized under the Certificate of Incorporation, 7,000 shares are hereby designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock") with the voting powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions as set forth below:

         SECTION 1. DEFINITIONS. For the purposes hereof, the following definitions shall apply:

         "Average Market Price" means the arithmetic average (rounded to the nearest cent) of the Market Price per share of the Class A Common Stock for the twenty (20) consecutive trading days ending on the second trading day prior to the date of determination.

         "Board of Directors" means the Board of Directors of the Corporation.

         "Common Stock" means the Class A Common Stock or the Class B Common Stock of the Corporation.

         "Conversion Price" means the amount set forth in Section 4(a), as adjusted pursuant to Section 4.

         "Convertible Securities" means any evidences of indebtedness, stock (other than Common Stock or the Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

         "Corporation" means American Biogenetic Sciences, Inc., a Delaware corporation.

         "Junior Shares" means all shares of Common Stock of the Corporation or any other stock ranking junior to the Series A Preferred Stock in dividends or liquidation rights.

         "Market Price" means on any particular date (a) if the Common Stock is then principally traded on any national securities exchange or the Nasdaq National Market, the closing sale price per share of the Common Stock on such date on the principal market on which the Common Stock is then traded, or if there is no such sale price on such date then the closing sale price on the date nearest preceding such date, or (b) if the Common Stock is not then listed on a national securities exchange or the Nasdaq National Market, the average of the bid and asked price for a share of Common Stock on the Nasdaq SmallCap Market or in the over-the-counter market as reported by the Nasdaq Bulletin Board or National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (c) if the Common Stock is not publicly traded, the fair market value of a share of Common Stock as determined by an appraiser (which shall conduct a good faith appraisal) selected by the holders of a majority in interest of the shares of the Series A Preferred Stock; provided, however, that the Corporation, after receipt of the determination by such appraiser, shall have the right to select an additional appraiser (which shall conduct a good faith appraisal), in which case, the fair market value shall be equal to the average of the determinations by each such appraiser.


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         "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

         "Original Issue Date" means the date on which a share of Series A Preferred Stock is first issued.

         "Subsidiary" means any corporation at least 50% of whose outstanding voting shares shall at the time be owned directly or indirectly by the Corporation or by one or more subsidiaries, or by the Corporation and one or more subsidiaries.

         SECTION 2. DIVIDEND RIGHTS. In each fiscal year of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive, before any cash dividends shall be declared and paid upon or set aside for the Junior Shares in such fiscal year, when and as declared by the Board of Directors of the Corporation out of the funds legally available for that purpose, dividends payable in cash in an amount per share for such fiscal year at least equal to the product of (i) the per share amount, if any, of the cash dividend declared, paid or set aside for the Class A Common Stock during such fiscal year, multiplied by (ii) the number of whole shares of Class A Common Stock into which each such share of Series A Preferred Stock is then convertible.

         SECTION 3.  LIQUIDATION PREFERENCE.

         (a) PREFERENCE. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntarily or involuntarily, the holders of each share of Series A Preferred Stock, prior to any distribution to the holders of Junior Shares, shall be entitled to receive PRO RATA a preferential amount equal to $500 per share (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization) of Series A Preferred Stock held by them (the "Series A Preferred Stock Liquidation Preference") plus any declared and unpaid dividends. After payment or setting apart for payment of the Series A Preferred Stock Liquidation Preference, the remaining assets of the Corporation, if any, shall be distributed among the holders of the Junior Shares. If, upon such liquidation, dissolution or winding up, the assets of the Corporation are insufficient (after payment of the liquidation preference of any class of preferred stock ranking senior on liquidation to the Series A Preferred Stock) to provide for the payment of the Series A Preferred Stock Liquidation Preference for each share of Series A Preferred Stock outstanding, such assets as are available shall be paid out PRO RATA among the shares of Series A Preferred Stock.

         (b) MERGER OR ACQUISITION. A merger or consolidation of the Corporation with or into another corporation or entity (whether or not the Corporation is the surviving entity if, after the merger or consolidation, more than 50% of the voting stock of the surviving corporation is owned by persons who were not holders of voting stock of the Corporation prior to the merger or consolidation), or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up the Corporation for purposes of this Section 3 if the holders of at least a majority of the then outstanding shares of Series A Preferred Stock so elect by giving written notice thereof to the Corporation at least three days before the effective date of such event. If no such notice is given, the provisions of
Section 4(c) shall apply. The amount deemed distributed to the holders of Series A Preferred Stock upon any such merger or

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consolidation shall be the cash or the value of the property, rights or other securities received in the merger or consolidation which shall be determined in good faith by the Board of Directors of the Corporation.

         SECTION 4.  CONVERSION OF SERIES A PREFERRED STOCK.

         The holders of the Series A Preferred Stock shall have conversion rights in accordance with the following provisions:

         (a) RIGHT TO CONVERT AND CONVERSION PRICE. If the holders of at least a majority of Series A Preferred Stock so elect at any time after the Original Issue Date, all shares Series A Preferred Stock shall be converted, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing $500 by the Conversion Price, determined and adjusted as hereafter provided, in effect at the time of conversion. The initial Conversion Price shall be $0.50 per share, and it shall be subject to adjustment upon certain events as provided in this Section 4.

         (b) MANDATORY CONVERSION. The Corporation at its option may elect to have all the shares of Series A Preferred Stock automatically converted into shares of Class A Common Stock at the then effective Conversion Price if the Average Market Price at any time exceeds $5.00. All holders of record of shares of Series A Preferred Stock will be given at least 20 days' prior written notice of the date fixed and place designated for such mandatory conversion of the Series A Preferred Stock. Such notice shall be sent by certified mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address appearing on the stock register of the Corporation. On or before the date so fixed for conversion, each holder of shares of Series A Preferred Stock shall surrender such holder's certificate or certificates for all such shares to the Corporation at the place designated in exchange for the number of shares of Class A Common Stock to which such holder is entitled. The mechanics for conversion and other provisions relating to conversion of Series A Preferred Stock into Class A Common Stock and payments in lieu of fractions set forth elsewhere in this Section 4 shall apply to the mandatory conversion of the Series A Preferred Stock.

         (c) EFFECT OF ACQUISITION ON SERIES A PREFERRED STOCK. In the event of a merger or consolidation of the Corporation with or into another corporation or entity or a sale by the Corporation of all or substantially all of its assets, and in the case of successive such mergers, consolidations or sales except for any such transactions as are treated as a liquidation under Section 3(b) hereof, thereafter the shares of Series A Preferred Stock then outstanding shall be convertible into the number and kind of securities of the acquiring or surviving corporation (or such other entity whose securities are delivered in exchange for the Class A Common Stock of the Corporation) to which the holders of the Series A Preferred Stock would have been entitled if such holders had converted their Series A Preferred Stock into Class A Common Stock or the common stock of any successor to the Corporation upon the consummation of such sale, merger or consolidation; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 and Section 5 with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock,

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to the end that the provisions set forth in this Section 4 and Section 5
(including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

         (d) MECHANICS OF CONVERSION. No fractional shares of Class A Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional share to which a holder of Series A Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Class A Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable in order to avoid a conversion into fractional shares of Class A Common Stock. Except as provided in paragraphs (b) and (c), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

         (e) NO IMPAIRMENT. The Corporation will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

         (f) NOTICES OF RECORD DATE, ETC. In the event that the Corporation shall propose at any time:

                  (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (ii) to offer for subscription pro rata to the holders of any class of its stock any additional shares of stock of any class or other rights;

                  (iii)     to subdivide or combine its outstanding Common
                            Stock;

                  (iv) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

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                  (v)      to merge or consolidate with or into any other
                           entity, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred Stock:

                           (A) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution, subscription rights, subdivision or combination (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in clauses (iv) and (v) above; and

                           (B) in the case of the matters referred to in clauses (iv) and (v) above, at least 20 days' prior written notice of the date when the same shall take place (specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

         Each such written notice shall be given by certified mail, postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such holder as shown on the books of the Corporation.

         (g) ADJUSTMENT FOR COMBINATION OR CONSOLIDATION OF COMMON STOCK. In the event the outstanding shares of Class A Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Class A Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         (h) ADJUSTMENT FOR STOCK DIVIDEND OR SUBDIVISION. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Class A Common Stock, or effect a subdivision of the outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock by reclassification, stock split or otherwise than by payment of a dividend in Class A Common Stock, then and in any such event, the Conversion Price in effect immediately prior to such subdivision or stock dividend shall forthwith be proportionately reduced.

         (i) RESERVATION OF COMMON STOCK. The Corporation shall, at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value

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of the shares of Class A Common Stock issuable upon conversion of the Series A
Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Class A Common Stock at such adjusted Conversion Price.

         (j) CANCELLATION OF SERIES A PREFERRED STOCK. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled, and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

         SECTION 5.  VOTING RIGHTS OF SERIES A PREFERRED STOCK.

         (a) GENERAL. Except as expressly set forth in this Section and except as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

         (b) MATTERS AFFECTING SERIES A PREFERRED STOCK. So long as any Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock, take any of the following actions:

                  (i) amend or repeal any provision of, or add any provision to, the Corporation's Restated Certificate of Incorporation or By-laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, such Series A Preferred Stock; or

                  (ii) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock; or

                  (iii) reclassify any Junior Shares into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock.

                  (iv) declare any dividend or distribution upon any class of its stock (other than a stock split or reverse stock split of the Series A Common Stock into a greater or lesser number of shares of the same class), whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; or

                  (v)      repurchase or redeem any class of its stock.

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          (c) SPECIAL VOTE FOR LIQUIDATIONS. The Corporation may not liquidate, dissolve or wind up if the assets of the Corporation then available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled upon such liquidation, dissolution or winding up under Section 3(a) without the prior written approval of the holders of a majority of the then outstanding shares of Series A Preferred Stock. In the event such approval has been obtained, and the amount distributed to holders of Series A Preferred Stock shall be less than the full amount provided under Section 3(a), the holders of Series A Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

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